EXHIBIT (c)(6)
Proprietary & Confidential Presentation to Special Committee of the Board of Directors Preliminary Analysis Subject to Revision 15 September 2006

Proprietary & Confidential Table of Contents I.Executive Summary II.Valuation Analysis III.Appendix “Wachovia Securities” is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. Debt and equity underwriting, trading, research and sales, loan syndications agent services, and corporate finance and M&A advisory services are offered by Wachovia Capital Markets, LLC, member NASD, NYSE and SIPC. Mezzanine capital, private equity, municipal securities trading and sales, cash management, credit, international, leasing and risk management products and services are offered by various non-broker dealer subsidiaries of Wachovia Corporation. 1| Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Executive Summary

Proprietary & Confidential Executive Summary Agenda •We plan to address several important issues that the Special Committee (the “Committee”) of the Board of Directors (“Board”) of TAMPA will need to consider as it prepares to respond to the revised BOSTON offer, including the following: -Summarize the most salient aspects of the revised BOSTON offer, including the proposed financing. -Analyze BOSTON’s revised offer in context of pertinent valuation analyses. -Discuss the various options the Committee can take in responding to BOSTON. -Consider benefits and risks of proposed BOSTON transaction versus recapitalization alternative. •Provide the Special Committee with background and market information regarding recent going private transactions. 3| Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Executive Summary Situation Overview •In June, BOSTON began a dialogue with management to consider a possible acquisition of the Company through a going private transaction. •Several interactions have occurred between the Company and BOSTON professionals: -6/16/06 — Initial meeting between management and BOSTON. -6/18/06 — Submitted list of initial due diligence questions covering the following topics. -Late June -Conference calls held with Company management covering operational and marketing questions. -Early July — Management meets with BOSTON and certain lenders to discuss financing of potential going private transaction. -8/08/06 — Company receives an offer of $37.50 per share which the Board rejected as inadequate. -8/18/06 — Company receives a revised offer of $38.50 per share. At the Board meeting, the Board determined to form a Special Committee to evaluate the revised offer. -9/11/06 — In conference call with Wachovia, BOSTON states that they are eager to consummate transaction and together with their financing partners can provide fully committed equity and debt letters within 24 to 48 hours of a “bring down” discussion with management and a response from the Board, implicating a desire to pursue a transaction. 4| Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Executive Summary Summary of Revised Offer •Significant deal terms include the following:BOSTON Offer Calculation (In millions, except per share data) $38.50 per share in cash.Offer Price per share$38.50 Implied Diluted share count78.2 Proposal structured as a merger.Equity Purchase$3,011.0 Terms include customary representations and warranties.Plus: Debt263.0 Limited closing conditions.Enterprise Value$3,274.0 Diligence largely completed.Plus: Cash on B/S58.0 Plus: Cash100.0 Plus: Fees100.0 •The Committee also received commitment letters and term sheets from two financing sources (Bank of America and Transaction Value$3,532.0 Deutsche Bank), dated August 8th.Adjusted 2006(E) EBITDA Multiple ($383)8.5x Adjusted LTM 6/30/06 EBITDA Multiple ($371)8.8x Unadjusted 2006(E) EBITDA Multiple ($328)10.0x Unadjusted LTM 6/30/06 EBITDA Multiple ($320)10.2x Sources and Usess of Funds — Analysis of BOSTON’s Offer ($ in millions) Uses of CashSources of Cash Cum. Adj. Multiple ofInterest UsesAmountSourcesAmount% TotalLTM 6/30/06 EBITDARRates Purchase of Equity$3,011.0 Senior Secured Debt$1,060.030.5%3.9xL + 2.50% Debt Retirement263.0 Senior Bridge440.012.7%4.8xL + 5.50% Cash Overfund100.0 RealCo / PropCo Bridge900.025.9%6.8xL + 5.50% Fees and Expenses100.0 Sponsor Equity1,074.030.9% Total$3,474.0Total$3,474100.0% 5| Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Executive Summary TAMPA Stock Price $34 $33 $32 $31 3 $30 Stock Price1 $29 2 $28 $27 $26 $25 8/1/06 8/6/06 8/11/06 8/16/06 8/21/06 8/26/06 8/31/06 9/5/06 9/10/06 Receipt of first offer Receipt of financing Receipt of revised 123 of $37.50commitments for first offeroffer of $38.50 6| Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis

Proprietary & Confidential Valuation Analysis TAMPA Summary Financials — Management Plan •Wachovia has relied upon the revised Management Plan for our valuation analysis, though it is important to note that BOSTON may utilize its own projection model for internal discussions and with lending sourcing. -Sponsors typically discount management prepared projections when analyzing potential investments. TAMPA Historical and Projected Financial Summary — Management’s Plan ($ in thousands, except per share data)Historical FYE December 31, Projected Fiscal Year Ending December 31, CAGR 20042005PF 2006FY 2007FY 2008FY 2009FY 2010FY 2011’06 — ‘11 Total Revenue$3,201,750 $3,601,666$3,892,411 $4,206,559 $4,532,834 $4,888,897 $5,262,906 $5,646,2337.7% Total Revenue Growthn/a12.5%8.1%8.1%7.8%7.9%7.7%7.3% EBITDA379,229361,343327,845375,085454,877534,380598,969650,048 14.7% EBITDA Margin11.8%10.0%8.4%8.9%10.0%10.9%11.4%11.5% Adjusted EBITDA (1) (2)392,249397,813383,253416,422486,665556,361615,958661,976 11.6% Adjusted EBITDA Margin12.3%11.0%9.8%9.9%10.7%11.4%11.7%11.7% Adjusted EPS (1) (2)$2.07$1.87$1.65$1.75$2.31$2.92$3.36$3.71 17.6% Adjusted EPS Growthn/a(9.7%)(11.7%)6.3%31.9%26.4%14.9%10.5% Free Cash Flow53,31592,663105,601136,563235,833 Leverage Statistics Debt / Adjusted EBITDA (1)0.7x0.5x0.2x0.2x0.2x0.2x Rent Adjusted Debt / Adjusted EBITDAR (1), (3)2.1x2.0x1.7x1.6x1.6x1.5x Source: TAMPA management. (1) Adjustments for EBITDA and net income are different as outlined in the Appendix. (2) Includes other assets, partner deposits, deferred rent, other liabilities, PEP-related expenses, minority interest contributions, restricted stock and FAS 123R. (3) Based on 8x rent convention. 8| Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis TAMPA Summary Financials — Management Plan •The revised “Management Plan” was delivered to Wachovia on 9/12/06 and is similar to the previous plan that was included in the 8/18/06 presentation to the Board. The differences are comprised of: -The results from the month of July and the revised outlook have been incorporated into management’s 2006 full year estimate resulting in a $1.4 million reduction to 2006 net income. -The depreciable life of assets from the refurbishment program has been reduced from 14 to 10 years with minimal impact on projected earnings in 2006 through 2011. •According to management, BOSTON has received the month of July results but have not received the adjusted refurbishment depreciable life schedule. Management Plan 2006(E)As of 8/18/06As of 9/12/06DifferenceRationale Revenue$3,905.7$3,892.4($13.3) Reduced comp sales forecast Gross Profit2,503.22,495.6(7.6) Other Operating Expenses2,131.32,129.2(2.1) SG&A189.1188.2(0.9) EBIT182.8178.2(4.7) Plus: D&A149.6149.70.1 EBITDA332.5327.8(4.6) Plus: Adjustments43.555.411.9 Lower PEP funding estimate Adj. EBITDA$375.9$383.3$7.3 9| Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Comparable Public Company Analysis ($ in millions, except per share data)Two Year Stock Price Chart Over the past twelve months, the Company’s 160Comparables •+28.9% share price has traded below both its peer 140 S&P 500 set and the broader market index.Price 120 +15.5% Indexed -Over the past two years, the Company’s 100 TAMPA stock price has traded down 16% versus 80(16.3%) a 29% gain for the peer index.60 Sep-04 Jan-05 May-05 Sep-05 Jan-06 May-06 •Underperforming store comps and OSI Restaurant Partners Inc.Comparable Companies Index *S&P 500 Index struggling growth brands have contributed to the negative investor perception of the Source: FactSet. * Comparable Companies Index includes APPB, DRI, EAT, LNY, RARE and RI. Company. % of 52Mkt.Enterprise EV /LTM CY07 (E) 2007 (E) -The Company trades at a discount to its Company NameTicker Price (1) Week High ValueValue (2) EBITDA P/E PEG Ratio peers at 7.8x versus 8.3x EV/EBITDA, Darden Restaurants, Inc.DRI $39.17 91.2% $5,722.8 $6,369.1 8.3x 15.7x 127.6% respectively.Brinker International, Inc.EAT 40.82 94.6% 3,461.9 3,847.3 7.8x 15.2x 107.3% Ruby Tuesday, Inc.RI 28.54 86.5% 1,661.0 2,015.8 8.5x 15.6x 102.4% Applebee’s International, Inc. APPB 22.81 86.2% 1,697.7 1,892.3 8.7x 17.2x 114.9% RARE Hospitality, Inc.RARE 30.87 88.6% 1,046.4 1,072.8 8.5x 17.0x 94.7% Landry’s Restaurants, Inc.LNY 28.44 78.3% 629.1 1,421.1 7.9x 12.4x 95.4% Mean:87.6% $2,369.8 $2,769.7 8.3x 15.5x 107.1% Median:87.6% $1,679.4 $1,954.0 8.4x 15.6x 104.8% Company$33.19 68.7% $2,486.1 $2,766.8 7.8x 18.6x 123.9% Revised BOSTON Offer$38.5010.0x Footnotes: (1) Prices and earnings estimates obtained from the CapitalIQ on 09/12/06. (2) Market value of equity plus net debt. 10| Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Comparable Acquisitions

($ in millions, except per share data)

- Transactions in the casual dining segment have produced median EV/EBITDA multiples of approximately 7.0x over the past four years.
- There are limited comparable restaurant transactions of similar size to the Company.
  - Although Dunkin Donuts is of comparable size, the franchisor operating models and concept is distinctively different than the Company's.
- The detailed comparable transactions are displayed in the Appendix.

Casual Dining	Income Statement Data			Valuation Data		
	LTM Sales	LTM EBITDA	EBITDA Margin	Enterprise Value (1)	EV/ Sales	EV/ EBITDA
Mean	$312.9	$29.9	10.1%	$213.6	0.7x	7.2x
Median	252.6	23.5	10.4%	157.3	0.7x	6.6x

Other Restaurants	Income Statement Data			Valuation Data		
	LTM Sales	LTM EBITDA	EBITDA Margin	Enterprise Value (1)	EV/ Sales	EV/ EBITDA
Mean	$709.5	$46.9	14.2%	$478.1	1.1x	8.1x
Median	231.9	32.3	14.4%	265.0	1.0x	7.4x

Revised BOSTON Offer - EV to Adjusted EBITDA	8.8x
Revised BOSTON Offer - EV to Unadjusted EBITDA	10.2x

(1) Market value of equity plus net debt.

11 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Premiums Paid Analysis •Recent public company transactions have resulted in premiums of 20% over the prior day share price. Median Premiums Paid Less than $10 billion and Greater than $1 billion from 1/1/02 to Present 1 Day Prior7-Days Prior4-Weeks Prior 225 Public Company Transactions20.2%21.1%24.6% — 42 Go Private Transactions19.7%22.8%23.8% — 9 Retail Go Privates Transactions20.0%21.6%20.7% Range of 4-week Premiums Paid Less than $10 billion and Greater than $1 billion from 1/1/02 to Present Total Number of Remaining Public Sales 70Total Number of Go Privates 60Number of Retail Go Privates 6050 5046 40 28 3022 19 Number of Deals 20 10 0 10% 10-20% 20-30% 30-40% 40-50% 50% Source: SDC Platinum. Premium 4 Weeks Prior to Announcement Date 12| Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential

Valuation Analysis

Premiums Paid Analysis

- The revised BOSTON offer of $38.50 per share represents a 16% premium over the prior day's closing price as of September 12th and a 27% premium over the 30-day average share price.
- Applying the median premium paid for the 225 recent public transactions of 20% to the prior day's closing share price of $33.19, yields a price of $39.83 per share.

		Purchase Price Premiums					
Enterprise Value		$2,783,442	$2,902,690	$3,084,747	$3,266,805	$3,448,863	$3,630,920
2006(E) Adjusted EBITDA multiple[1]		7.3x	7.6x	8.0x	8.5x	9.0x	9.5x
LTM 6/30/06 Adjusted EBITDA multiple[2]		7.5x	7.8x	8.3x	8.8x	9.3x	9.8x
LTM 6/30/06 Unadjusted EBITDA multiple[3]		8.7x	9.1x	9.6x	10.2x	10.8x	11.3x
Implied Offer Price		$33.19	$34.50	$36.50	$38.50	$40.50	$42.50
Stock Price: 52-Week Low	$27.37	21.3%	26.1%	33.4%	40.7%	48.0%	55.3%
Stock Price: 30-Day Avg	$30.24	9.8%	14.1%	20.7%	27.3%	33.9%	40.6%
Stock Price: 90-Day Avg	$31.75	4.6%	8.7%	15.0%	21.3%	27.6%	33.9%
Stock Price: 9/12/06 Current	$33.19	0.0%	3.9%	10.0%	16.0%	22.0%	28.1%
Stock Price: 365-Day Avg	$38.38	(13.5%)	(10.1%)	(4.9%)	0.3%	5.5%	10.7%
Stock Price: 52-Week High	$46.62	(28.8%)	(26.0%)	(21.7%)	(17.4%)	(13.1%)	(8.8%)
Stock Price: All-Time High	$50.55	(34.3%)	(31.8%)	(27.8%)	(23.8%)	(19.9%)	(15.9%)

(1) Reflects 2006(E) Adjusted EBITDA of $383.3 million.

(2) Reflects LTM 6/30/06 Adjusted EBITDA of $371 million.

(3) Reflects LTM 6/30/06 Unadjusted EBITDA of $320 million.

13 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Comparison of Operating Models

- Per the lender presentation dated 8/3/2006, underlying model assumptions and projected operating performance differ from the Management Plan projections.
  - Management Plan Adjusted EBITDA projections are higher in later years.
  - Management Plan assumes a higher level of capital expenditures.

Comparison of Management Plan to Lender Presentation

($ in millions)	2006	2007	2008	2009	2010	2011	'07-'11 CAGR
Revenue							
Management Plan	$3,892	$4,206	$4,533	$4,889	$5,263	$5,646	7.6%
Lender Presentation	$3,911	$4,134	$4,392	$4,665	$5,045	$5,478	7.3%
Difference	($19)	$72	$141	$224	$218	$168	
Adj. EBITDA							
Management Plan	$383	$416	$487	$556	$616	$662	12.3%
Lender Presentation	$378	$426	$461	$488	$532	$588	8.4%
Difference	$5	($10)	$26	$68	$84	$74	
Total CapEx							
Management Plan	N/A	$207	$218	$252	$265	$199	
Lender Presentation	N/A	$223	$189	$186	$189	$194	
Difference	N/A	($16)	$29	$66	$76	$5	
Refurbish Program							
Management Plan	N/A	$15	$35	$60	$65	$0	
Lender Presentation	N/A	$50	$90	$35	$0	$0	
Difference	N/A	($35)	($55)	$25	$65	$0	

14 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

LBO Analysis

- Preliminary LBO analysis is based on the following assumptions:
  - Total leverage of 6.3x 12/31/06 EBITDA of $383.3 million; Adjusted leverage of 6.6x 2006(E) EBITDAR based on BOSTON's proposed capital structure.
  - Operating model assumes Management Plan.
- Given the high leverage assumption, a sale leaseback would not be additive to the overall funding of the transaction.

IRRs[1]

Implied Price/Share		$36.29	$38.40	$40.50	$42.61	$44.71
Premium to Curr. Price		9.4%	15.7%	22.0%	28.4%	34.7%
12/31/06 Adj. EBITDA Multiple		8.0x	8.5x	9.0x	9.5x	10.0x
Exit Multiple	7.5x	25.8%	20.7%	16.6%	13.2%	10.4%
	8.0x	28.6%	23.3%	19.2%	15.7%	12.8%
	8.5x	31.1%	25.7%	21.5%	18.0%	15.0%
	9.0x	33.4%	28.0%	23.7%	20.1%	17.1%
	9.5x	35.6%	30.1%	25.7%	22.1%	19.0%

(1) Assumes Adjusted Leverage of 6.6x.

IRRs[2]

Implied Price/Share		$36.29	$38.40	$40.50	$42.61	$44.71
Premium to Curr. Price		9.4%	15.7%	22.0%	28.4%	34.7%
12/31/06 Adj. EBITDA Multiple		8.0x	8.5x	9.0x	9.5x	10.0x
Total Adj. Leverage	5.8x	25.3%	21.6%	18.5%	15.8%	13.4%
	6.1x	26.9%	22.8%	19.4%	16.4%	13.9%
	6.3x	28.8%	24.2%	20.4%	17.2%	14.4%
	6.6x	31.1%	25.7%	21.5%	18.0%	15.0%
	6.8x	33.9%	27.6%	22.8%	18.9%	15.7%

(2) Assumes an Exit Multiple of 8.5x.

Sources and Uses of Funds - For Illustrative Purposes Assumes 9.0x EBITDA Multiple.

($ in thousands)

Uses of Cash		Sources of Cash			
Uses	Amount	Sources	Amount	% Total	Cum. Adj. Multiple of 6/30/06 EBITDAR
Purchase of Equity	$3,184,327	Total Debt	$2,400,000	66.5%	6.8x
Debt Retirement	226,982	Sponsor Equity	1,211,308	33.5%	
Fees and Expenses	100,000				
Cash on Balance Sheet	100,000				
Total	$3,611,308	Total	$3,611,308	100.0%	

*Note: Adjusted Leverage = (EBITDA + 8*Rent Expense)/(EBITDA + Rent Expense)*

15 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

LBO Analysis – Assumes Downside Scenario

- Preliminary LBO analysis is based on the following assumptions:
  - Total Adjusted leverage of 6.6x 2006(E) EBITDAR, based on BOSTON's proposed capital structure.
  - Operating model assumes downside scenario.
- Downside case has the following differences from Base case:
  - Concept #1 comps reduced by 1% in 2007 – 2011, Concept #2 comps reduced by 1% in 2007 & 2008, and Concept #1 margin improvement reduced by 50bps in 2008 and 100bps in 2009.

IRRs[1]

Implied Price/Share	$36.29	$38.40	$40.50	$42.61	$44.71
Premium to Curr. Price	9.4%	15.7%	22.0%	28.4%	34.7%
12/31/06 Adj. EBITDA Multiple	8.0x	8.5x	9.0x	9.5x	10.0x
Exit Multiple 7.5x	21.6%	16.7%	12.7%	9.5%	6.7%
Exit Multiple 8.0x	24.5%	19.5%	15.4%	12.1%	9.3%
Exit Multiple 8.5x	27.2%	22.0%	17.9%	14.5%	11.6%
Exit Multiple 9.0x	29.7%	24.4%	20.2%	16.7%	13.8%
Exit Multiple 9.5x	32.0%	26.6%	22.3%	18.8%	15.8%

(1) Assumes Adjusted Leverage of 6.6x.

IRRs[2]

Implied Price/Share	$36.29	$38.40	$40.50	$42.61	$44.71
Premium to Curr. Price	9.4%	15.7%	22.0%	28.4%	34.7%
12/31/06 Adj. EBITDA Multiple	8.0x	8.5x	9.0x	9.5x	10.0x
Total Adj. Leverage 5.8x	22.1%	18.5%	15.5%	12.8%	10.5%
Total Adj. Leverage 6.1x	23.5%	19.5%	16.2%	13.3%	10.8%
Total Adj. Leverage 6.3x	25.2%	20.7%	17.0%	13.9%	11.2%
Total Adj. Leverage 6.6x	27.2%	22.0%	17.9%	14.5%	11.6%
Total Adj. Leverage 6.8x	29.7%	23.7%	19.0%	15.2%	12.1%

(2) Assumes an Exit Multiple of 8.5x.

Sources and Uses of Funds - For Illustrative Purposes Assumes 9.0x EBITDA Multiple.

($ in thousands)

Uses of Cash		Sources of Cash			
Uses	Amount	Sources	Amount	% Total	Cum. Adj. Multiple of 6/30/06 EBITDAR
Purchase of Equity	$3,184,327	Total Debt	$2,400,000	66.5%	6.6x
Debt Retirement	226,982	Sponsor Equity	1,211,308	33.5%	
Fees and Expenses	100,000				
Cash on Balance Sheet	100,000				
Total	$3,611,308	Total	$3,611,308	100.0%	

*Note: Adjusted Leverage = (EBITDA + 8*Rent Expense)/(EBITDA + Rent Expense)*

16 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Discounted Cash Flow Analysis ($ in millions, except per share data) •A range of enterprise values for the Company is calculated below using a sensitivity analysis across a range of discount rates, perpetuity cash flow growth rates, and exit multiples. -Highly sensitive to assumptions — projections, discount rate, terminal value. •The DCF analysis yields a valuation range of approximately $3.8 billion to $4.3 billion, or approximately $47.00 to $53.00 per share. Perpetuity Growth ModelExit Multiple Model Enterprise ValueEnterprise Value Free Cash Flow Growth After 2011Multiple of 2011 EBITDA 1.50% 2.00% 2.50% 3.00% 3.50%6.5x7.0x7.5x8.0x8.5x 8.0% $4,189 $4,481 $4,827 $5,242 $5,7508.0% $3,816 $4,041 $4,267 $4,492 $4,717 8.5% 3,883 4,129 4,416 4,756 5,1648.5% 3,749 3,969 4,190 4,410 4,630 WACC 9.0% 3,620 3,829 4,071 4,353 4,686WACC 9.0% 3,684 3,899 4,114 4,330 4,545 9.5% 3,391 3,571 3,777 4,014 4,2919.5% 3,621 3,831 4,041 4,252 4,462 10.0% 3,191 3,347 3,523 3,725 3,95910.0% 3,559 3,765 3,970 4,176 4,381 Price Per SharePrice Per Share Free Cash Flow Growth After 2011Multiple of 2011 EBITDA 1.50% 2.00% 2.50% 3.00% 3.50%6.5x7.0x7.5x8.0x8.5x 8.0% $51.46 $55.32 $59.88 $65.35 $72.038.0% $46.55 $49.52 $52.49 $55.46 $58.43 8.5% 47.43 50.68 54.46 58.94 64.318.5% 45.67 48.57 51.47 54.37 57.27 WACC 9.0% 43.96 46.72 49.91 53.63 58.02WACC 9.0% 44.81 47.65 50.48 53.32 56.15 9.5% 40.95 43.32 46.03 49.16 52.819.5% 43.98 46.75 49.52 52.29 55.06 10.0% 38.31 40.36 42.69 45.36 48.4310.0% 43.17 45.88 48.59 51.29 54.00 17| Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Shareholder Momentum Analysis

Total Shares Outstanding: 74.4 MM



# of days to turn: 77
Volume in Thousands
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
20.9%
16.6%
19.9%
15.3%
20.1%
7.3%
37.5%
57.3%
72.6%
92.7%
100.0%
$26.00 - $28.49
$28.50 - $30.99
$31.00 - $33.49
$33.50 - $35.99
$36.00 - $38.49
$38.50 - $40.99

Floating Shares: 66.9 MM



# of days to turn: 71
Volume in Thousands
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
22.7%
18.0%
21.4%
16.6%
13.4%
40.6%
62.1%
78.7%
92.1%
100.0%
$26.00 - $28.49
$28.50 - $30.99
$31.00 - $33.49
$33.50 - $35.99
$36.00 - $38.49
$38.50 - $40.99

Source: Capital IQ as of 9/11/2006.

18 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Summary of Recap Alternative •If the Company achieves the earnings Future Share Price Comparison estimates implied in the base case, a Recap recapitalization could create additional Status Quo (1)Management Plan (2)Downside(3) shareholder value by reducing overall cost of 2009(P) EPS$2.92$3.38$2.92 capital and increasing EPS.Forward P/E Multitple16.0x16.0x14.0x Implied 2008 Share Price$46.74 $54.12 $40.95 -Present value of future stock price of Present Value (3) 10% Discount Rate$38.63 $44.73$33.84 $44.73 to $46.40 per share under base case 9% Discount Rate$39.34 $45.55$34.46 scenario. 8% Discount Rate$40.07 $46.40$35.10 (1) Based on EPS as provided in management’s base case plan. (2) Assumes repurchase of 15 million shares at $34.00 per share, based on operating performance •However, if store performance continues to as provided in management’s base case plan. (3) Assumes repurchase of 15 million shares at $34.00 per share, based on operating performance falter and the Company achieves earnings in-as provided in management’s downside plan. line with the downside case, a recapitalization (4) Future share price estimates discounted to 12/31/06 assuming a cost of equity range of 8% to 10%. may have a more muted impact on shareholder value. -Present value of future stock price of $33.84 to $35.10 per share under downside scenario. •The Board’s confidence in the Company’s ability to execute the turnaround plan at TAMPA and realize objectives at the growth concepts need to be carefully considered. 19| Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Appendix

Proprietary & ConfidentialAppendixComparable Acquisitions($ in millions, except per share data)Income Statement DataValuation DataCasual Dining:LTMLTMEBITDAEnterpriseEV/EV/Target CompanyAcquiring CompanySalesEBITDAMarginValue (1)SalesEBITDALoneStarANNOUNCED677.6$45.96.8%566.10.8x12.3xReal Mex Restaurants, IncSun Capital Partners, Inc.ANNOUNCED$500.0N/AN/A$350.00.7xN/ARyan’s Restaurant Group Inc.B uffets IncANNOUNCED822.4$98.311.9%829.81.0x8.4xMain Street Restaurant GroupBriad Main Street, Inc.June 29, 2006243.618.17.4%143.60.6x7.9xDave & Buster’s, Inc.Wellspring CapitalMarch 8, 2006453.660.113.2%359.00.8x6.0xFox & Hound Restaurant GroupNewcastle Partners and Steel PartnersFebruary 24, 2006164.722.113.4%163.51.0x7.4xWorldwide Restaurant ConceptsPacific Equity PartnersSeptember 22, 2005359.524.76.9%209.00.6x8.5xThe Restaurant CompanyCastle Harlan, Inc.September 21, 2005348.137.310.7%245.00.7x6.6xWhistle Junction /EACO Corp.Banner Buffets LLCJuly 1, 2005N/AN/AN/A30.0N/MN/MQuality DiningManagementApril 13, 2005239.523.09.6%116.00.5x5.0xElmer’s RestaurantsManagementMarch 11, 200533.42.98.8%16.60.5x5.6xChevy’sReal Mex RestaurantsJanuary 11, 2005N/AN/AN/A86.1N/MN/MUno Restaurant Holdings CorpCentre PartnersJanuary 6, 2005300.635.411.8%208.10.7x5.9xMimi’s Caf éBob EvansJuly 7, 2004252.619.07.5%182.00.7x9.6xGarden Fresh Restaurant Corp.Fairmont CapitalMarch 10, 2004220.525.011.3%126.80.6x5.1xChevys Inc.Consolidated Restaurant Cos.June 16, 2003320.020.06.3%120.00.4x6.0xNinety-Nine Restaurants, Inc.O’Charley’s, Inc.January 27, 2003192.224.012.5%157.30.8x6.6xSaltgrass Steak HouseLandry’s Restaurants, Inc.October 1, 2002100.013.013.0%75.00.8x5.8xSanta Barbara Restaurant Group, Inc.CKE Restaurants, Inc.March 1, 200291.29.210.1%75.50.8x8.2xMean$312.9$29.910.1%$213.60.7x7.2xMedian252.623.510.4%157.30.7x6.6xOther:Jamba JuiceServices Acquisition CorpANNOUNCED$345.0N/AN/A$265.00.8xN/AChecker’s RestaurantsWellspring CapitalJune 20, 2006193.9$26.713.8%198.91.0x7.4xDunkin’ BrandsBain / Carlyle / TH LeeFebruary 2, 20064,800.0188.03.9%2,425.00.5x12.9xEl Pollo LocoTrimaran Capital PartnersNovember 21, 2005225.337.916.8%415.01.8x11.0xSchlo tsky’sBobby Cox CompaniesJanuary 10, 200553.8(6.9)N/A79.31.5xN/MChurch’s ChickenArcapita Inc.December 29, 2004250.055.022.0%390.01.6x7.1xCinnabonRoark Capital GroupNovember 4, 200441.86.014.4%21.00.5x3.5xCompany AAcquiror AJuly 1, 2004243.846.619.1%340.01.4x7.3xMorton’s Restaurant Group, Inc.Castle Harlan, Inc.July 25, 2002231.922.19.5%168.60.7x7.6xMean$709.5$46.914.2%$478.11.1x8.1xMedian231.932.314.4%265.01.0x7.4x(1)Market value of equ ity plus net debt.21|Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

TAMPA Key Assumptions – Management's Plan

OSI - Assumptions Summary

	Projected Fiscal Year Ending December 31,					
	2006P	2007P	2008P	2009P	2010P	2011P
Net New Units						
Outback Domestic	16	10	10	10	10	10
Outback International	22	20	20	20	20	20
Carrabba's	31	15	15	20	25	25
Bonefish	33	25	25	26	29	31
Fleming's	6	8	8	8	5	5
Roy's	3	3	3	3	3	2
Cheeseburger	14	7	0	0	0	0
Lee Roy Selmon's	3	4	4	3	3	2
Blue Coral	1	3	5	5	5	5
Total Net New Units	129	95	90	95	100	100
Comparable Store Sales						
Outback Domestic	(3.5%)	(2.0%)	1.0%	2.0%	2.0%	2.0%
Outback International	(5.0%)	0.0%	0.0%	1.0%	1.0%	1.0%
Carrabba's	(1.6%)	(2.0%)	1.0%	1.0%	1.0%	1.0%
Bonefish	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
Fleming's	3.9%	1.0%	1.0%	1.0%	1.0%	1.0%
Roy's	1.6%	1.0%	1.0%	1.0%	1.0%	1.0%
Cheeseburger	(2.2%)	1.0%	1.0%	1.0%	1.0%	1.0%
Lee Roy Selmon's	0.6%	1.0%	1.0%	1.0%	1.0%	1.0%
Blue Coral	n/a	n/a	1.0%	1.0%	1.0%	1.0%
Margins						
Cost of Goods Sold	35.9%	35.5%	35.1%	34.7%	34.6%	34.6%
Labor	25.0%	24.9%	24.9%	24.8%	24.8%	24.8%
Operating	20.2%	20.4%	20.2%	20.1%	19.9%	19.9%
Rent	2.3%	2.4%	2.4%	2.5%	2.5%	2.5%
Distribution	1.9%	1.9%	2.0%	2.0%	2.0%	2.0%
Partner Buyout	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%
General & Administrative	4.8%	4.8%	4.6%	4.5%	4.3%	4.2%
Comparable Store Sales Leverage	0.0%	0.2%	(0.1%)	(0.2%)	(0.2%)	(0.2%)
Partner Equity Program Expense	1.2%	0.8%	0.7%	0.6%	0.6%	0.6%
Long Term Incentive Plan	0.0%	0.1%	0.1%	0.1%	0.1%	0.1%
Depreciation & Amortization	3.9%	4.0%	4.0%	3.9%	4.0%	4.0%

Source: TAMPA management.

22 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

TAMPA Key Assumptions – Downside Scenario

OSI - Assumptions Summary

	Projected Fiscal Year Ending December 31,					
	2006P	2007P	2008P	2009P	2010P	2011P
Net New Units						
Outback Domestic	16	10	10	10	10	10
Outback International	22	20	20	20	20	20
Carrabba's	31	15	15	20	25	25
Bonefish	33	25	25	28	29	31
Fleming's	6	8	8	8	5	5
Roy's	3	3	3	3	3	2
Cheeseburger	14	7	0	0	0	0
Lee Roy Selmon's	3	4	4	3	3	2
Blue Coral	1	3	5	5	5	5
Total Net New Units	129	95	90	95	100	100
Comparable Store Sales						
Outback Domestic	(3.5%)	(3.0%)	0.0%	1.0%	1.0%	1.0%
Outback International	(5.0%)	0.0%	0.0%	1.0%	1.0%	1.0%
Carrabba's	(1.6%)	(3.0%)	0.0%	1.0%	1.0%	1.0%
Bonefish	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
Fleming's	3.9%	1.0%	1.0%	1.0%	1.0%	1.0%
Roy's	1.6%	1.0%	1.0%	1.0%	1.0%	1.0%
Cheeseburger	(2.2%)	1.0%	1.0%	1.0%	1.0%	1.0%
Lee Roy Selmon's	0.6%	1.0%	1.0%	1.0%	1.0%	1.0%
Blue Coral	n/a	n/a	1.0%	1.0%	1.0%	1.0%
Margins						
Cost of Goods Sold	35.9%	35.4%	35.3%	35.0%	34.9%	34.9%
Labor	25.0%	24.9%	24.9%	24.9%	24.9%	24.9%
Operating	20.2%	20.3%	20.2%	20.1%	19.9%	19.8%
Rent	2.3%	2.4%	2.5%	2.5%	2.5%	2.5%
Distribution	1.9%	1.9%	2.0%	2.0%	2.0%	2.0%
Partner Buyout	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%
General & Administrative	4.8%	4.8%	4.6%	4.5%	4.4%	4.3%
Comparable Store Sales Leverage	0.0%	0.3%	(0.0%)	(0.2%)	(0.2%)	(0.2%)
Partner Equity Program Expense	1.2%	0.8%	0.7%	0.6%	0.6%	0.6%
Long Term Incentive Plan	0.0%	0.1%	0.1%	0.1%	0.1%	0.1%
Depreciation & Amortization	3.9%	4.0%	4.1%	4.0%	4.1%	4.1%

Source: TAMPA management.

25 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

Potential Results of Management's Operating Plan

Projected OSI Market Statistics - Management's Plan

($ in millions, except per share data)

Upside Plan

	FY 2005	2006P			2007P			2008P		
Forward P/E	18.5x	14.0x	16.0x	18.0x	14.0x	16.0x	18.0x	14.0x	16.0x	18.0x
Forward PEG	123.3%	74.9%	85.6%	96.3%	74.9%	85.6%	96.3%	74.9%	85.6%	96.3%
Adjusted EPS [1]	$1.87	$1.65	$1.65	$1.65	$1.89	$1.89	$1.89	$2.51	$2.51	$2.51
EV / Adjusted EBITDA [1]	8.2x	5.9x	6.7x	7.4x	6.6x	7.4x	8.3x	6.5x	7.4x	8.3x
Implied Stock Price	$41.61	$26.49	$30.27	$34.05	$35.08	$40.09	$45.10	$42.66	$48.75	$54.85
Appreciation [2]	n/a	(20.2%)	(8.8%)	2.6%	5.7%	20.8%	35.9%	28.5%	46.9%	65.2%

Base Case Plan

	FY 2005	2006P			2007P			2008P		
Forward P/E	18.5x	14.0x	16.0x	18.0x	14.0x	16.0x	18.0x	14.0x	16.0x	18.0x
Forward PEG	123.3%	79.4%	90.8%	102.1%	79.4%	90.8%	102.1%	79.4%	90.8%	102.1%
Adjusted EPS [1]	$1.87	$1.65	$1.65	$1.65	$1.75	$1.75	$1.75	$2.31	$2.31	$2.31
EV / Adjusted EBITDA [1]	8.2x	5.5x	6.2x	6.9x	6.4x	7.2x	8.0x	6.6x	7.4x	8.3x
Implied Stock Price	$41.61	$24.53	$28.03	$31.53	$32.36	$36.98	$41.60	$40.90	$46.74	$52.58
Appreciation [2]	n/a	(26.1%)	(15.5%)	(5.0%)	(2.5%)	11.4%	25.3%	23.2%	40.8%	58.4%

Downside Plan

	FY 2005	2006P			2007P			2008P		
Forward P/E	18.5x	12.0x	14.0x	16.0x	12.0x	14.0x	16.0x	12.0x	14.0x	16.0x
Forward PEG	123.3%	81.0%	94.5%	108.0%	81.0%	94.5%	108.0%	81.0%	94.5%	108.0%
Adjusted EPS [1]	$1.87	$1.65	$1.65	$1.65	$1.68	$1.68	$1.68	$2.10	$2.10	$2.10
EV / Adjusted EBITDA [1]	8.2x	4.7x	5.3x	6.0x	5.2x	6.0x	6.7x	5.3x	6.2x	7.0x
Implied Stock Price	$41.61	$20.15	$23.50	$26.86	$25.23	$29.44	$33.64	$31.05	$36.22	$41.40
Appreciation [2]	n/a	(39.3%)	(29.2%)	(19.1%)	(24.0%)	(11.3%)	1.4%	(6.5%)	9.1%	24.7%

(Fiscal Year Ending December 31,)

Note: Median peer group forward P/E is [14.2x]. OSI current forward P/E is 18.5x based on consensus EPS of $1.79 for 2007.
(1) Adjustments outlined in the appendix.
(2) Appreciation based on September 13, 2006 stock price of $33.19.

TAMPA Valuation Metrics [3]

	Forward P/E	PEG
Current	18.5x	127.9%
5 Year Average	15.0x	100.4%

(3) Based on 2007 calendar year EPS of $1.79 and a 14.5% growth rate (consensus estimates from CapIQ).

24 | Wachovia Securities Mergers & Acquisitions

Proprietary & ConfidentialAppendixPotential Value Creation -Term Loan Structure at a $34 Clearing PriceProjected OSI Market Statistics — Term Loan Recapitalization($ in millions, except per share data)Upside PlanFiscal Year Ending December 31,FY 20052006P2007P2008PForward P/E18.5x14.0x16.0x18.0x14.0x16.0x18.0x14.0x16.0x18.0xForward PEG123.3%56.6%64.7%72.7%56.6%64.7%72.7%56.6%64.7%72.7%Discount to Manag ement Plan PEGn/a18.3%20.9%23.5%18.3%20.9%23.5%18.3%20.9%23.5%Adjusted EPS (1)$1.87$1.60$1.60$1.60$1.96$1.96$1.96$2.80$2.80$2.80EV / Adjusted EBITDA (1)8.2x6.4x7.0x7.6x7.4x8.2x9.0x7.3x8.2x9.0xImplied Stock Price$41.61$27.37$31.28$35.19$39.25$44.86$50.47$49.91$57.05$64.18Appreciation vs. Management Plann/a3.3%3.3%3.3%11.9%11.9%11.9%17.0%17.0%17.0%Base Case PlanFiscal Year Ending December 31,FY 20052006P2007P2008PTAMPA Valuation Metrics (1)Forward P/E18.5x14.0x16.0x18.0x14.0x16.0x18.0x1 4.0x16.0x18.0xForward P/EPEGForward PEG123.3%59.9%68.4%77.0%59.9%68.4%77.0%59.9%68.4%77.0%Current18.5x127.9%Discount to Management Plan PEGn/a19.6%22.4%25.2%19.6%22.4%25.2%19.6%22.4%25.2%5 Year Average15.0x100.4%Adjusted EPS (1)$1.87$1.60$1.60$1.60$1.77$1.77$1.77$2.54$2.54$2.54(1)Based on 2007 calendar year EPS of $1.79 and aEV / Adjusted EBITDA (1)8.2x6.0x6.5x7.1x7.2x7.9x8.6x7.4x8.2x9.0x14.5% growth rate (consensus estimates from CapIQ).Implied Stock Price$41.61$24.84$28.39$31.94$35.54$40.61$ 45.69$47.36$54.12$60.89Appreciation vs. Management Plann/a1.3%1.3%1.3%9.8%9.8%9.8%15.8%15.8%15.8%Downside PlanFiscal Year Ending December 31,FY 20052006P2007P2008PForward P/E18.5x12.0x14.0x16.0x12.0x14.0x16.0x12.0x14.0x16.0xForward PEG123.3%60.2%70.2%80.3%60.2%70.2%80.3%60.2%70.2%80.3%Discount to Management Plan PEGn/a20.8%24.2%27.7%20.8%24.2%27.7%20.8%24.2%27.7%Adjusted EPS (1)$1.87$1.60$1.60$1.60$1.68$1.68$1.68$2.26$2.26$2.26EV / Adjusted EBITDA (1)8.2x5.3x5.8x6.3x6.1x6.8x7.4x6.2 x7.0x7.7xImplied Stock Price$41.61$20.16$23.52$26.88$27.10$31.62$36.13$35.10$40.95$46.80Appreciation vs. Management Plann/a0.1%0.1%0.1%7.4%7.4%7.4%13.0%13.0%13.0%Note: Median peer group forward P/E is 15.8x.OSI current forward P/E is 18.5x based on consensus EPS of$1.79 for 2007.(1)Adjustments outlined in the Appendix.25|Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

Valuation Floor – Downside Case

- In the downside scenario, TAMPA valuation would likely be supported by its real estate value.

Real Estate Bifurcation Valuation Analysis

($ in millions, except per share data)

	2006P			2007P			2008P		
Forward P/E	13.0x	14.0x	15.0x	13.0x	14.0x	15.0x	13.0x	14.0x	15.0x
Forward PEG	60.2%	70.2%	80.3%	60.2%	70.2%	80.3%	60.2%	70.2%	80.3%
Adjusted Net Income [1]	$98.6	$98.6	$98.6	$99.2	$99.2	$99.2	$129.1	$129.1	$129.1
EPS	$1.60	$1.60	$1.60	$1.68	$1.68	$1.68	$2.26	$2.26	$2.26
Implied Share Price	$21.84	$23.52	$25.20	$29.36	$31.62	$33.87	$38.02	$40.95	$43.87
Equity Value	$1,289.0	$1,388.2	$1,487.3	$1,677.8	$1,806.9	$1,936.0	$2,173.0	$2,340.2	$2,507.3
Net Debt	782.4	782.4	782.4	855.3	855.3	855.3	772.9	772.9	772.9
Minority Interest	38.0	38.0	38.0	35.3	35.3	35.3	32.3	32.3	32.3
Enterprise Value	$2,109.3	$2,208.5	$2,307.7	$2,568.5	$2,697.5	$2,826.6	$2,978.2	$3,145.4	$3,312.5
EV / Adjusted EBITDA [1]	5.5x	5.8x	6.0x	6.3x	6.6x	6.9x	6.4x	6.8x	7.1x
Real Estate Value (SLB transaction)	$1,169.6	$1,169.6	$1,169.6	$1,169.6	$1,169.6	$1,169.6	$1,169.6	$1,169.6	$1,169.6
Implied Op Co Value	$939.7	$1,038.9	$1,138.0	$1,398.8	$1,527.9	$1,657.0	$1,808.6	$1,975.7	$2,142.9
Implied Op Co EV/EBITDA	3.2x	3.5x	3.8x	4.3x	4.7x	5.1x	4.8x	5.2x	5.7x
Adjusted EBITDA	$383.3	$383.3	$383.3	$408.5	$408.5	$408.5	$464.4	$464.4	$464.4
SLB Adjustment [2]	86.7	86.7	86.7	86.7	86.7	86.7	86.7	86.7	86.7
Op Co EBITDA (PF for SLB)	$296.6	$296.6	$296.6	$321.9	$321.9	$321.9	$377.7	$377.7	$377.7

[1] *Adjustments outlined in the Appendix.*

[2] *Assumes 8.0% cap rate on owned properties and 8.5% cap rate on land leased properties.*

26 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

EBITDA Adjustments Detail

Management Plan's GAAP EBITDAR and EBITDA	2004	2005	LTM 6/30/06P	2006P	2007P	2008P	2009P	2010P	2011P
GAAP EBITDA	$379,229	$361,343	$323,299	$327,845	$375,085	$454,877	$534,380	$598,969	$650,048
Rent	54,753	93,400	91,383	89,807	101,264	110,947	120,704	130,657	140,580
GAAP EBITDAR	433,982	454,743	414,682	417,652	476,349	565,824	655,083	729,626	790,628
Management Plan's Leverage and M&A Adjusted EBITDAR and EBITDA									
Adjustments:									
Hurricanes	$4,631	$4,101	$4,101	n/a	n/a	n/a	n/a	n/a	n/a
Asset Impairments	2,394	26,995	16,447	3,034	n/a	n/a	n/a	n/a	n/a
Partner Buyout (1)	5,995	5,374	5,209	6,752	7,480	8,204	8,984	9,805	10,660
Partner Equity Program									
PEP Conversion	n/a	n/a	17,060	25,283	8,336	2,812	636	53	n/a
Ongoing PEP	n/a	n/a	8,955	19,596	26,976	28,625	30,290	32,069	33,905
Total Partner Equity Program	n/a	n/a	26,014	44,877	35,312	31,436	30,926	32,122	33,905
Long Term Incentive Plan	n/a	n/a	500	500	3,043	3,608	4,194	4,846	5,850
PEP / Long Term Incentive Plan Funding	n/a	n/a	(13,800)	(20,100)	(23,597)	(30,060)	(38,123)	(45,184)	(55,387)
Options / 123R	n/a	n/a	4,853	9,359	7,500	5,900	2,000	n/a	n/a
Restricted Stock	n/a	n/a	4,721	10,985	11,600	12,700	14,000	15,400	16,900
Total Adjustments	13,020	36,470	48,045	55,408	41,337	31,788	21,981	16,989	11,928
Adjusted EBITDA	392,249	397,813	371,344	383,253	416,422	486,665	556,361	615,958	661,976
Adjusted EBITDAR	447,002	491,213	462,727	473,060	517,686	597,612	677,064	746,615	802,556

Source: TAMPA management.

27 | Wachovia Securities Mergers & Acquisitions

Proprietary & ConfidentialAppendixInstitutional Momentum Analysis (Excluding Index Investors)Type ofChange fromVolumeVolumeVolumeInstitutionsInvestor9/30/20056/30/2006Change3/31/2006Change12/31/2005Change9/30/2005Capital Research & Management CompanyValue(8,500)7,999,000(12,000)8,011,000-8,011,0003,5008,007,500Jennison Associates, L.L.C.Growth5,000,0005,000,0002,558,8002,441,2002,441,200—Lord Abbett & Co.Value4,075,0004, 075,0002,278,1331,796,8671,796,867—J.P. Morgan Investment Management Inc.GARP(1,187,582)3,000,000(1,155,756)4,155,756(242,597)4,398,353210,7714,187,582Pirate Capital, L.L.C.Value2,500,0002,500,0001,245,2001,254,8001,254,800—Fidelity Management & ResearchGARP(3,518,616)2,250,000(1,432,290)3,682,290(2,410,590)6,092,880324,2645,768,616Boston Company Asset Mgmt., L.L.C.Value1,639,5852,000,0001,137,390862,610676,240186,370(174,045)360,415Morgan Stanley Investment ManagementValue1,038,0002,000,0004 91,2721,508,728680,260828,468(133,532)962,000Plaza Investment Advisors, Inc.GARP-1,818,800-1,818,800-1,818,800-1,818,800Bessemer Trust Company, N.A. (US)Growth185,5671,700,000482,5121,217,488(136,122)1,353,610(160,823)1,514,433AIM Management Group, Inc.Growth(170,262)1,700,000(904,808)2,604,808(616,626)3,221,4341,351,1721,870,262Fenimore Asset Management, Inc.Value150,0381,500,000(3,687)1,503,687(85,925)1,589,612239,6501,349,962American Century Investment Management Inc.Growth(588,660)1,200,700116,4691,084, 231(463,437)1,547,668(241,692)1,789,360Mercantile Safe Deposit & TrustValue1,000,0001,000,000256,676743,324539,634203,690203,690-Eaton Vance Management, Inc.Growth(406,961)1,000,000(259,161)1,259,161(147,800)1,406,961-1,406,961Van Kampen Investments, Inc.Growth908,900975,000411,938563,062424,062139,00072,90066,100Columbia Management Advisors, Inc.Value331,078825,000127,460697,540104,059593,48199,559493,922Perry Capital, L.L.C.Growth825,000825,000277,500547,500547,500—C. S. McKee & Company, In c.Value(576,225)800,000(864,200)1,664,200200,7751,463,42587,2001,376,225T. Rowe Price AssociatesGARP(1,430,940)800,000(1,172,201)1,972,201(359,029)2,331,230100,2902,230,940GLG Partners, L.P.Growth700,000700,000700,000—Wood Asset ManagementGARP150,777600,00020,029579,97116,849563,122113,899449,223Evergreen Investment ManagementGARP51,345600,00029,270570,730113,703457,027(91,628)548,655Fort Washington Investment Advisors, Inc.GARP8,000550,0006,483543,5179,521533,996(8,004)542,000Teacher Retirement System of TexasGARP46,483533,48332,483501,000-501,00014,000487,000Top 25 Institutional Holders10,722,02745,951,98341,584,47137,241,12735,229,956% of Total Institutions84.7%92.0%91.4%92.3%Total Institutional Ownership54,233,98345,201,68040,761,99638,189,395Source: TAMPA management. Holdings as of 6/21 -6/27/06.28|Wachovia Securities Mergers & Acquisitions